                                                                     EXHIBIT 4.7


                    FIRST AMENDMENT TO STOCKHOLDER AGREEMENT


                  THIS FIRST AMENDMENT TO STOCKHOLDER AGREEMENT (this "AGREEMENT") is entered into on September 29, 2000 by and among ENERGY PARTNERS, LTD., a Delaware corporation (the "COMPANY"), EVERCORE CAPITAL PARTNERS L.P., EVERCORE CAPITAL PARTNERS (NQ) L.P. and EVERCORE CAPITAL OFFSHORE PARTNERS L.P., each a limited partnership organized under the laws of the State of Delaware (collectively, the "EVERCORE ENTITIES"), ENERGY INCOME FUND, L.P., a limited partnership organized under the laws of the State of Delaware ("EIF"), and the individual stockholders of the Company signatories hereto. Terms used but not defined herein have the meanings assigned to such terms in the Stockholder Agreement (the "STOCKHOLDER AGREEMENT") dated November 17, 1999 by and among the Company, the Evercore Entities, EIF and the individual stockholders of the Company party thereto (the "INDIVIDUAL STOCKHOLDERS").

                  WHEREAS, the Company, the Evercore Entities, EIF and the Individual Stockholders are party to the Stockholder Agreement.

                  WHEREAS, the parties hereto wish to amend the Stockholder Agreement as set forth in this Agreement.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Section 2.1(b) is amended by replacing the first sentence with the following:

                           "The Evercore Entities, Evercore Permitted
         Transferees, EIF, EIF Permitted Transferees, and, subject to Section 2.1(c) with respect to Management Shareholders, the Individual Shareholders and Shareholder Transferees may Dispose of any Securities, in whole or in part, at any time or from time to time to Evercore Permitted Transferees, EIF Permitted Transferees or Shareholder Permitted Transferees without any restriction, except for limitations and restrictions under the Securities Act, and except that the Individual Shareholders and Shareholder Transferees may not Dispose of any Securities for a period of 180 days following the date of consummation of a Qualifying Public Offering."

                  2. Section 2.1(c) is deleted in its entirety and replaced with the following:

                                    "(c) Without prior approval of the
                           Compensation Committee, Management Shareholders and Shareholder Transferees may not Dispose of any shares of Common Stock other than to Shareholder Transferees for three years after the date of consummation of a Qualifying Public

                           Offering; provided, however, that, without being subject to the provisions of this Agreement other than Section 2.4,

                                    (i) subject to clause (y) of the proviso to
                           Section 2.1(c)(iii), a Management Shareholder and his or her Shareholder Transferees may Dispose of the percentage of shares of Common Stock owned on the date of the First Amendment by such Management Shareholder and his or her Shareholder Transferees on or after the dates set forth below:


                           Percentage               Date
                           ----------               ----

                              0%    On or after date of Qualifying Public
                                    Offering and prior to first annual
                                    anniversary of a Qualifying Public Offering


                             25%    On or after first annual anniversary of
                                    Qualifying Public Offering and before second annual anniversary of Qualifying Public
                                    Offering

                             50% On or after second annual anniversary of Qualifying Public Offering and before third annual anniversary of Qualifying Public
                                    Offering

                            100%    On or after third annual anniversary of
                                    Qualifying Public Offering

                           provided that (x) the percentages applicable to Richard A. Bachmann shall be 0%, 15%, 30% and 100%, respectively, (y) shares of Common Stock (or options to acquire such shares) which vest following the date of the First Amendment shall be deemed to be owned by such Management Shareholder on the date of the First Amendment effective as of the date of vesting, and
                           (z) shares of Common Stock (or options to acquire such shares) acquired by a Management Shareholder following the date of the First Amendment shall be subject to such restrictions on transfer as may be imposed by the Compensation Committee, and shall not be deemed subject to this Section 2.1(c);

                                    (ii) a Management Shareholder that has
                           ceased to be an employee of the Company as a result of a termination without Cause shall be permitted to Dispose of shares of Common Stock; and

                                    (iii) a Management Shareholder may pledge,
                           encumber or grant a security interest in up to 50% of the Common Stock beneficially owned by him or her; provided that (y) in no event shall shares of Common Stock encumbered pursuant to this clause, plus shares of Common Stock sold pursuant to Section 2.1(c)(i), exceed 50% of the shares of Common Stock owned by such Management Shareholder and his or her Shareholder Transferees on the date of the First Amendment prior to the third anniversary of a Qualifying Public Offering and (z) the pledgee of such shares shall agree that the shares so pledged will remain subject to the provisions of this Agreement as shares of a Management Shareholder."

                  3. Section 4.1 is deleted in its entirety and replaced with the following:

                  "SECTION 4.1. COVENANTS. Until the Transition Date, without the Required Approval, except as provided in Section 8.1, the Company will not take any of the following actions:

                  (a) consolidate or merge with or into any Person or enter into any similar business combination, transaction or series of transactions, except any such transaction or series of transactions, as the case may be, involving only Wholly Owned Subsidiaries of the Company;

                  (b) amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation, Bylaws or any Certificate of Designation or otherwise alter or change the preferences, rights, privileges or powers of the Securities;

                  (c) create, designate, reclassify, authorize the issuance of, or issue or sell any new series or class of securities or increase the authorized number of, authorize the issuance of, or issue, any additional shares of securities, except in connection with redemptions or repurchases of preferred stock under the Certificates of Designation;

                  (d) except as specifically provided otherwise in this Agreement, change or modify the size of the Company's Board of Directors or any provision of the Company's Restated Certificate of Incorporation, Certificate of Designation, Bylaws or other governance document establishing requirements for quorum or action of the Company's Board of Directors;

                  (e) voluntarily liquidate, dissolve, wind up or discontinue the business of the Company;

                  (f) pay, declare or set aside any sums for the payment of, any dividends, or make any distributions on, any Securities except as required by the terms of the Preferred Stock;

                  (g) redeem, purchase or otherwise acquire any of its Securities or redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans relating to the Company or its subsidiaries, except for redemptions or repurchases of Preferred Stock permitted under the Certificates of Designation;

                  (h) purchase, acquire or obtain any capital stock or other proprietary interest, directly or indirectly, in any other entity or all or substantially all of the business or assets of another Person for consideration (including assumed liabilities) in excess of $2,500,000;

                  (i) enter into or commit to enter any joint ventures or any partnerships or establish any non-Wholly Owned Subsidiaries, in each case, where the contributions or investments by the Company are in excess of $2,500,000 in cash or assets, except as set forth or provided for in a capital expenditure budget of the Company set forth in Exhibit D or approved after the Effective Date under subpart (o) below;

                  (j) sell, lease, transfer or otherwise dispose of any asset or group of assets, in an aggregate amount (as to the Company and all of its subsidiaries), for consideration in excess of $2,500,000 in a single transaction or in a series of related transactions;

                  (k) create, incur, assume or suffer to exist any indebtedness for borrowed money of the Company or any of its subsidiaries in an aggregate amount (as to the Company and all of its subsidiaries) in excess of $2,500,000, except for any indebtedness to be repaid upon consummation of a Qualifying Public Offering;

                  (l) mortgage, encumber, create, incur or suffer to exist, liens on its assets, in an aggregate amount (as to the Company and all of its subsidiaries) in excess of $2,500,000, except for liens on assets that exist as of the date hereof and liens incurred after the Effective Date in the ordinary course of business that do not secure indebtedness for borrowed money or capitalized lease obligations;

                  (m) increase any compensation or benefits or enter into or amend any employment agreement with any of its current or future officers or directors or adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect that provides benefits more favorable to participants in such plans, except for such changes to or new plans set forth on Schedule 4.1;

                  (n) make any award of any restricted stock or stock options or other stock-based compensation to any Person or reallocate any such awards, including the shares referenced in Section 7.1 to be executed and delivered at the Effective Date;

                  (o) adopt, approve or amend (in excess of $3,000,000 in the aggregate) any capital budget or operating budget of the Company or make expenditures (in excess of $3,000,000 in the aggregate) not contemplated by a capital or operating budget of the Company, except for individual operating expenditures of $100,000 or less in the ordinary course that require immediate action by the Company and that would otherwise cause the total expenditures not contemplated by a capital or operating budget of the Company to exceed $3,000,000;

                  (p) engage in hedging transactions with respect to oil and/or gas prices; and

                  (q) agree in writing or otherwise to take any of the foregoing actions.

         Nothing in this Section 4.1 shall affect, impair or limit the requirements of class voting with respect to the Preferred Stock set forth in the Certificates of Designation. For purposes of this Section 4.1, the "REQUIRED APPROVAL" means, (i) for so long as Richard A. Bachmann serves on the Board and is Chief Executive Officer of the Company, the approval of Mr. Bachmann and an Evercore Approval Director, (ii) if Mr. Bachmann either no longer serves on the Board or is not Chief Executive Officer of the Company, the approval of an Evercore Approval Director and (iii) with respect to any cash dividends on Common Stock, the approval of an Evercore Approval Director and either Mr. Bachmann or a majority of the members of the Independent Committee."

                  4. The definitions of "CAUSE" and "MANAGEMENT SHAREHOLDERS" are deleted in their entirety and replaced with the following:

              " `CAUSE', with respect to any Management Shareholder, has the meaning set forth in the Employment and Stock Ownership Agreement of such Management Shareholder (collectively, the "EMPLOYMENT AGREEMENTS")."

              " `MANAGEMENT SHAREHOLDERS' means, for purposes of Section 7.1(d), those individuals set forth on Exhibit E, and for any other purpose, Messrs. Richard Bachmann, Clinton Coldren, Wayne Greenwalt, John McCandless, Don Olson, James Orth, Louis Willhoit, Jr. and Ken Smith, and Mses. Suzanne Baer and Jean Stallard, and any other individuals who sign an Additional Party Counterpart as a Management Shareholder after the date hereof."

                  5. The following definition is hereby added:

         " `FIRST AMENDMENT' means the First Amendment to Stockholder Agreement dated September 29, 2000."

                  6. Section 9.15 is deleted in its entirety and replaced with the following:

                  "SECTION 9.15. EMPLOYMENT AGREEMENTS. Upon any Management Shareholder's resignation or termination for Cause, the provisions of
         Section 2.1 shall not apply to a transaction to acquire Securities pursuant to the Employment Agreement of such Management Shareholder."

                  7. By their execution hereof, Richard A. Bachmann and the Evercore Entities acknowledge that the Required Approval has been obtained for the execution, delivery and performance of this Agreement and the form of Second Amendment to Employment Agreement attached to this Agreement as Annex 1.

                  8. Except as expressly set forth herein, the terms of the Stockholder Agreement are unchanged, and the Stockholder Agreement, as amended by this Agreement, is hereby confirmed and ratified.

                  9. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that the parties need not sign the same counterpart.

                  10. This Agreement shall become effective upon the later to occur of the date of (i) the execution of this Agreement by the Company, the Evercore Entities, EIF and the holders of a majority of the Securities owned by Individual Shareholders, and (ii) the consummation of a Qualifying Public Offering. For the avoidance of doubt, following 180 days after the effectiveness of this Agreement, Section 2.4 is the only restriction on Individual Shareholders who are not also Management Shareholders.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                         ENERGY PARTNERS, LTD.


                                         By:
                                            ------------------------------------
                                            Name: Richard A. Bachmann
                                            Title: Chairman, President and Chief
                                                   Executive Officer


                                         EVERCORE CAPITAL PARTNERS L.P.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         EVERCORE CAPITAL PARTNERS (NQ) L.P.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                         EVERCORE CAPITAL OFFSHORE PARTNERS L.P.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         EVERCORE CO-INVESTMENT PARTNERSHIP L.P.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ENERGY INCOME FUND, LP


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:




                                         ---------------------------------------
                                         Richard Bachmann


                                         ---------------------------------------
                                         Suzanne Baer


                                         ---------------------------------------
                                         Wayne Greenwalt


                                         ---------------------------------------
                                         William O. Hiltz


                                         ---------------------------------------
                                         John McCandless


                                         ---------------------------------------
                                         Don Olson


                                         ---------------------------------------
                                         James Orth

                                         ---------------------------------------
                                         Louis Willhoit, Jr.


                                         ---------------------------------------
                                         Jean Stallard


                                         ---------------------------------------
                                         Clinton Coldren


                                         ---------------------------------------
                                         Ken Smith


                                         ---------------------------------------
                                         Thomas DeBrock


                                         ---------------------------------------
                                         Ken Meyers


                                         ---------------------------------------
                                         John Phillips


                                         ---------------------------------------
                                         Eamon Kelly


                                         ---------------------------------------
                                         Harold Carter


                                         ---------------------------------------
                                         Franklin W. Hobbs

                                         OIL AND GAS RENTAL SERVICES, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         VATICAN VENTURES, L.L.C.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------------
                                         Stephen A. Loeb


                                         NELL LABATT FAMILY LIMITED PARTNERSHIP


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         MORGAN KEEGAN AND COMPANY, INC.,
                                         CUSTODIAN FBO DONALD A. OLSON IRA


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         TUNDRA RESOURCES, L.L.C.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------------
                                         Jeff Feinman


                                         ---------------------------------------
                                         Marvin Gearhart


                                         ---------------------------------------
                                         Lucy T. Riess


                                         ---------------------------------------
                                         F. Kelleher Riess


                                         ---------------------------------------
                                         Gerald E. Songy


                                         L Z P, L.L.C.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         CROSBY LAND AND RESOURCES, A
                                         MISSISSIPPI PARTNERSHIP


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         ---------------------------------------
                                         Anthony J. Magro


                                         TRI-C PROPERTIES, L.L.C.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                         CORPORATE CAPITAL, L.L.C.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX 1



SECOND AMENDMENT TO
EMPLOYMENT AND
STOCK OWNERSHIP AGREEMENT
                                                        UNITED STATES OF AMERICA
BY AND BETWEEN
                                                        STATE OF LOUISIANA
ENERGY PARTNERS, LTD.
                                                        PARISH OF ORLEANS
AND

[NAME OF EMPLOYEE]


                  THIS SECOND AMENDMENT TO EMPLOYMENT AND STOCK OWNERSHIP AGREEMENT (this "Second Amendment") is entered into in New Orleans, Louisiana on this 29th day of September, 2000, by and between [Name of Employee], an individual of the full age of majority domiciled in the Parish of Orleans, State of Louisiana (hereinafter called "Employee"), and Energy Partners, Ltd., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), represented herein by its duly authorized President, Richard A. Bachmann.

                  WHEREAS, Employee and the Company entered into that certain Employment and Stock Ownership Agreement dated June 5, 1998;

                  WHEREAS, Employee and the Company entered into that certain First Amendment to Employment and Stock Ownership Agreement dated November 17, 1999;

                  WHEREAS, Employee entered into a Stockholder Agreement dated November 17, 1999, by and among the Company, Employee and the other shareholders of the Company named therein;

                  WHEREAS, concurrent with the execution hereof, Employee is entering into a First Amendment to Stockholder Agreement dated September 29, 2000 ("First Amendment"), by and among the Company, Employee and the other shareholders of the Company named therein;

                  NOW, THEREFORE, the parties agree as follows:

                  1. The definition of "Stockholder Agreement" contained in
Section 2.2 shall mean such Stockholder Agreement as amended by the First Amendment.

                  2. Section 2.7 is amended by adding the following at the end thereof:

              "; provided further, however, if the Employee's employment terminates as contemplated in this Section 2.7 other than in the circumstances set forth in the immediately preceding proviso, the number of Shares that may be acquired as set forth in Section 2.12 shall, depending on the date the Employee's employment terminates, be equal to the number of Shares owned by Employee on the date of this Second Amendment multiplied by the following fraction:


                         Fraction
                         of Shares             Date of Termination
                         ---------             -------------------
                           3/4      On or after date of consummation of
                                    Qualifying Public Offering and before first
                                    anniversary of Qualifying Public Offering

                           1/2      On or after first anniversary of Qualifying
                                    Public Offering and before second
                                    anniversary of Qualifying Public Offering

                           1/4      On or after second anniversary of Qualifying
                                    Public Offering and before third anniversary of Qualifying Public Offering

                            0       On or after third anniversary of Qualifying
                                    Public Offering


                  3. This Second Amendment shall become effective upon consummation of a Qualifying Public Offering.

                  IN WITNESS WHEREOF, the parties hereto have set forth their hand on the day, month and year first above written in multiple originals, each of which shall have the same force and effect as if it were the same original.

WITNESSES:                                ENERGY PARTNERS, LTD.


                                          By:
-------------------------------              -----------------------------------
Name:                                        Name:
                                             Title:

-------------------------------
Name:


WITNESSES:


                                          By:
-------------------------------              -----------------------------------
Name:                                        Name:


-------------------------------
Name:


WITNESSES:                                ACKNOWLEDGED AND AGREED TO THE TERMS
                                          HEREOF:


                                          By:
-------------------------------              -----------------------------------
Name:                                        Spouse


-------------------------------
Name: